UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2026

BLUE OWL CREDIT INCOME CORP.
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (212) 419-3000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.
As of June 1, 2026, Blue Owl Credit Income Corp. (the “Company,” “we” or “us”) sold unregistered shares of its Class I common stock to feeder vehicles primarily created to hold the Company’s Class I shares. The offer and sale of these Class I shares was exempt from the registration provisions of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) and/or Regulation S thereunder (the “Private Offering”). The following table details the shares sold:

Date of Unregistered Sale	Approximate Number of Shares of Class I Common Stock	Consideration
As of June 1, 2026 (number of shares finalized on June 22, 2026)	527,106	$4,823,019

Item 8.01. Other Events.
Distribution
On May 5, 2026, the Company’s board of directors declared the following monthly distribution payable on or before July 31, 2026 and August 31, 2026 to shareholders of record as of June 30, 2026 and July 31, 2026.

Class of Common Shares	Gross Distributions	Shareholder Servicing Fee[1]	Net Distributions[1]
Class S	$0.070100	$0.006584	$0.063516
Class D	$0.070100	$0.001939	$0.068161
Class I	$0.070100	$0.000000	$0.070100

Status of the Offering
The Company is currently publicly offering on a continuous basis up to $14.0 billion (the “Current Offering”) in shares of Class S, Class D and Class I common stock (the “Shares”) and previously offered on a continuous basis up to $13.5 billion (the “Follow-On Offering”) and up to $2.5 billion (the “Initial Offering” and together with the Follow-On Offering and the Current Offering, the “Offering”) in Class S, Class D and Class I Shares. Additionally the Company has sold unregistered Shares as part of the Private Offering. The following table lists the Shares issued and total consideration for both the Offering and the Private Offering as of the date of this filing. The table below does not include Shares issued through the Company’s distribution reinvestment plan.

Offering	Common Shares Issued	Total Consideration
Class S Shares	732,911,842	$6,931,356,573
Class D Shares	106,408,747	$993,202,421
Class I Shares	1,362,394,132	$12,799,015,444
Private Offering
Class I Shares	171,719,996	$1,621,659,824
Total Offering and Private Offering[2]	2,373,434,717	$22,345,234,262

1 Based on April 30, 2026 net asset value.
2 Includes seed capital of $1,000 contributed by Blue Owl Credit Advisors LLC (the “Adviser”) in September 2020 and approximately $25.0 million in gross proceeds raised from an entity affiliated with the Adviser.

June 1, 2026 Public Offering Price
In accordance with the Company’s share pricing policy, we intend to sell our shares on the first business day of each month at a net offering price that we believe reflects the net asset value per share at the end of the preceding month. The June 1, 2026 public offering price for each of our share classes is equal to such class’s NAV per share as of May 31, 2026, plus applicable maximum upfront sales load. As of May 31, 2026, the Company’s aggregate NAV was $19.4 billion.

Net Asset Value (per share)
Class S	$9.12
Class D	$9.13
Class I	$9.15

Performance Update
The table below summarizes the Company’s Class I common share returns for the following periods as of May 31, 2026:

	1-month	3-month	Year-to-Date	1-year	3-year	5-year	Inception-to-Date
Total net return[3]	0.8%	2.5%	1.8%	6.6%	10.3%	9.3%	9.2%

The Company’s Class I shares have also outperformed public credit alternatives, exceeding the Morningstar LSTA U.S. Leveraged Loan Index by 325 basis points, the Bloomberg U.S. Corporate High Yield Index by 476 basis points, and the Bloomberg U.S. Aggregate Bond Index by 910 basis points since inception4.

3 Past performance is not a guarantee of future results. Returns are compounded monthly. Total return is calculated as the change in monthly NAV (assuming any dividends and distributions, net of shareholder servicing fees, are reinvested in accordance with the Company’s dividend reinvestment plan), if any, divided by the beginning NAV. Returns greater than one year are annualized. Returns reflect reinvestments of distributions and the deduction of ongoing expenses that are borne by investors, such as management fees, incentive fees, servicing fees, interest expense, offering costs, professional fees, director fees and other general and administrative expenses. An investment in the Company is subject to a maximum upfront sales load (Class S: 3.5%, Class D: 1.5%, Class I: No sales load) which will reduce the amount of capital available for investment. Operating expenses may vary in the future based on the amount of capital raised, the Adviser’s election to continue expense support, and other unpredictable variables. Returns since inception (ITD) are based on the inception date of the respective share class, which for Class S is April 1, 2021 and for Class D and Class I is March 1, 2021.

Class S (With Max Sales Load): (2.7)% (1-mo), (1.2)% (3-mo), (2.1)% (YTD), 2.1% (1-yr), 8.1% (3-yr), 7.6% (5-yr), 7.6% (ITD)
Class S (No Sales Load): 0.7% (1-mo), 2.2% (3-mo), 1.3% (YTD), 5.7% (1-yr), 9.4% (3-yr), 8.3% (5-yr), 8.3% (ITD)
Class D (With Max Sales Load): (0.7)% (1-mo), 0.9% (3-mo), 0.1% (YTD), 4.7% (1-yr), 9.5% (3-yr), 8.7% (5-yr), 8.6% (ITD)
Class D (No Sales Load): 0.8% (1-mo), 2.4% (3-mo), 1.6% (YTD), 6.3% (1-yr), 10.0% (3-yr), 9.0% (5-yr), 8.9% (ITD)

4 Source: Bloomberg. Indices listed do not represent benchmarks of the funds but allow for comparison of a fund’s performance to an index. An investor cannot invest directly in an index. Index performance does not reflect fees and expenses. The Morningstar LSTA U.S. Leveraged Loan Index is designed to reflect the market-weighted performance of U.S. institutional leveraged loans. The Bloomberg U.S. Corporate High Yield Index measures the USD-denominated, high yield, fixed-rate corporate bond market. The Bloomberg U.S. Aggregate Bond index is a broad-based flagship benchmark that measures the investment grade, U.S. dollar denominated, fixed-rate taxable bond market. The index includes Treasuries, government-related and corporate securities, mortgage-backed securities, asset backed securities and commercial mortgage-backed securities.

Portfolio and Business Update

The average debt-to-equity leverage ratio during the month-to-date period ended May 31, 2026 was 0.85x. As of May 31, 2026, we had net leverage of 0.84x debt-to-equity. As of May 31, 2026, we had available liquidity of
$11.6 billion, which includes cash, liquid Level 2 assets and available debt. The table below summarizes the company’s committed debt capacity and drawn amounts as of May 31, 2026.

($ in millions)	Number of Facilities	Aggregate Principal Committed	Outstanding Principal
Revolving Credit Facility[5]	1	$3,900	$593
SPV Asset Facilities	11	10,300	6,106
CLOs	9	3,562	3,562
Unsecured Notes[5]	11	6,688	6,688
Total Debt		$24,450	$16,949

Of the Company’s committed debt capacity, $17.8 billion (72.6%) is in secured floating rate leverage and $6.7 billon (27.4%) is in unsecured fixed rate leverage. Of the Company’s $6.7 billion unsecured fixed rate leverage, $5.8 billion is hedged by interest rate swaps for which we receive fixed rate interest and pay variable rate interest.

5 Includes unrealized gain (loss) on translation of borrowings denominated in foreign currencies and cross-currency swap.

As of May 31, 2026, we had debt investments in 330 portfolio companies with an aggregate par value of $33.8 billion. As of May 31, 2026, based on par value, our portfolio consisted of 87.3% first lien debt investments, 4.1% second lien debt investments, 1.2% unsecured debt investments, 0.4% specialty finance debt investments, 1.4% preferred equity investments, 1.1% common equity investments, 3.4% specialty finance equity investments, and 1.1% joint ventures. As of May 31, 2026, 98.2% of the debt investments based on par value in our portfolio were at floating rates. The table below describes investments by industry composition based on par value, excluding equity investments, as of May 31, 2026.

Industry	Par ($ in millions)	% of Par
Healthcare providers and services	$5,031	14.9%
Internet software and services	4,678	13.9%
Insurance	2,724	8.1%
Healthcare equipment and services	2,473	7.3%
Financial services	2,194	6.5%
Healthcare technology	1,852	5.5%
Professional services	1,710	5.1%
Food and beverage	1,576	4.7%
Business services	1,417	4.2%
Buildings and real estate	1,063	3.0%
Leisure and entertainment	978	2.9%
Chemicals	803	2.4%
Containers and packaging	794	2.4%
Distribution	722	2.1%
Infrastructure and environmental services	716	2.1%
Automotive services	651	1.9%
Consumer products	540	1.6%
Telecommunications	523	1.5%
Household products	516	1.5%
Advertising and media	501	1.5%
Manufacturing	443	1.3%
Aerospace and defense	334	1.0%
Specialty retail	281	0.8%
Human resource support services	255	0.8%
Asset based lending and fund finance	253	0.8%
Pharmaceuticals	246	0.7%
Education	201	0.6%
Transportation	188	0.6%
Energy equipment and services	89	0.3%
Automotive aftermarket	10	0.0%
Total	$33,762	100.0%
Past performance is not necessarily indicative of future performance, and there can be no assurance that we will achieve comparable investment results, or that any targeted returns will be met.
Statements contained herein that are not historical facts are based on current expectations, estimates, projections, opinions, and/or beliefs of our management. Such statements involve known and unknown risks, uncertainties, and other factors, and undue reliance should not be placed thereon. Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of terms such as “may”, “will”, “should”, “expect”, “project”, “estimate”, “intend”, “continue”, “target”, or “believe” (or the negatives thereof) or other variations thereon or comparable terminology. Due to various risks and uncertainties, actual events or results or our actual performance may differ materially from those reflected or contemplated in such forward-looking statements. As a result, investors should not rely on such forward-looking statements in making their investment decisions.

The estimates presented above are based on management’s preliminary determinations only and, consequently, the data set forth in our Form 10-Q or 10-K may differ from these estimates, and any such differences may be material. In addition, the information presented above does not include all of the information regarding our financial condition and results of operations that may be important to investors. As a result, investors are cautioned not to place undue reliance on the information presented above. The information presented above is based on management’s current expectations that involve substantial risk and uncertainties that could cause actual results to differ materially from the results expressed in, or implied by, such information. We assume no duty to update these preliminary estimates except as required by law.

Certain information contained in this Current Report on Form 8-K has been obtained from sources outside Blue Owl Capital Inc. (“Blue Owl”), which in certain cases have not been updated through the date hereof. While such information is believed to be reliable for purposes used herein, no representations are made as to the accuracy or completeness thereof and none of Blue Owl, its funds, nor any of their affiliates takes any responsibility for, and has not independently verified, any such information.
Neither KPMG LLP, our independent registered public accounting firm, nor any other independent accountants, have audited, reviewed, compiled or performed procedures with respect to the preliminary financial data contained herein. Accordingly, KPMG LLP does not express an opinion or any form of assurance with respect thereto and assumes no responsibility for, and disclaims any association with, this information.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE OWL CREDIT INCOME CORP.

Dated: June 22, 2026	By:	/s/ Jonathan Lamm
Name: Jonathan Lamm
Title: Chief Operating Officer and Chief Financial Officer